UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 23, 2015

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, the Board of Directors of Four Oaks Fincorp, Inc. (the “Company”) appointed Kenneth R. Lehman and David H. Rupp to the Company’s Board of Directors.  On the same day, Messrs. Lehman and Rupp were appointed to the Board of Directors of Four Oaks Bank & Trust Company (the “Bank”), a wholly-owned subsidiary of the Company. Mr. Rupp currently serves as the Executive Vice President, Chief Operating Officer of the Company and the Bank. The Board has not yet determined the Board committees, if any, to which Messrs. Lehman and Rupp will be appointed.

Mr. Lehman will be eligible to receive cash-based compensation for his service as a director consistent with that provided to the Company’s other non-management directors. These compensatory arrangements provide for a monthly fee of $1,275. In the event Mr. Lehman is appointed to a board committee, he will receive $325, or $375 as chairman, for each board committee meeting he attends. Consistent with the Company’s compensation policy for management directors, Mr. Rupp will not receive additional compensation for his service as a director.

As previously disclosed, on March 24, 2014, the Company entered into a Securities Purchase Agreement with Mr. Lehman (the “Securities Purchase Agreement”) pursuant to which Mr. Lehman acted as a standby purchaser in the Company’s shareholder rights offering and the Company issued Mr. Lehman an aggregate of 16,000,000 shares of the Company’s common stock for $1.00 per share. The Securities Purchase Agreement also provides Mr. Lehman with certain pre-emptive rights for a period of three years, entitling him to maintain his proportionate common stock-equivalent interest in the Company in future securities offerings.  Also, on August 16, 2015, the Company entered into a registration rights agreement with Mr. Lehman, which provides Mr. Lehman demand registration and piggyback registration rights with respect to his resale of shares purchased pursuant to the Securities Purchase Agreement, subject to customary limitations. As of the date of this filing, Mr. Lehman holds approximately 47.89% of the outstanding shares of the Company’s common stock.

Certain of the Company’s directors and executive officers, members of their immediate families, and entities with which they are involved are customers of, and borrowers from, the Bank in the ordinary course of business. All loans and other extensions of credit made by the Bank to such individuals are made substantially on the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with other customers.  In the opinion of management, these loans do not involve more than normal risk of collectibility or contain other unfavorable features.

A copy of the press release announcing the appointments of Messrs. Lehman and Rupp is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit No.	Description of Exhibit

	99.1	Press Release issued on March 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, President, and
Chief Executive Officer

Date: March 27, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued on March 27, 2015